Exhibit 5.1

October 1, 2026

Uranium Royalty Corp.

141 Union Blvd., Suite #310

Lakewood, Colorado 80228

Re: Uranium Royalty Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Uranium Royalty Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1, initially filed by the Company on October 1, 2026 (as thereafter amended or supplemented, the “Registration Statement”).

The Registration Statement relates to the offer and sale, from time to time, by the selling holders identified in the Registration Statement (collectively, the “Selling Holders”), or their permitted transferees, of up to (i) 223,252,749 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), held by certain Selling Holders and (ii) 3,467,233 shares of Common Stock (the “Exchanged Shares”) issuable upon the exchange of 3,467,233 shares of a subsidiary of the Company, UROY ExchangeCo Ltd. (“Exchangeable Shares”), held by certain Selling Holders.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), (ii) certain resolutions of the Board of Directors of the Company, dated as of July 27, 2026, related to the filing of the Registration Statement, the authorization and issuance of the securities described herein and related matters; (iii) the Registration Statement and all exhibits included or incorporated by reference thereto; (iv) a certificate executed by an officer of the Company, dated as of the date hereof; (v) a copy of that certain Arrangement Agreement, dated April 16, 2026, by and among Uranium Royalty Corp. (Canada), certain entities affiliated with Orion Resource Partners (USA) LP and HRG Metals LP (the “Arrangement Agreement”); (vi) a copy of that certain Exchangeable Share Support Agreement, dated as of July 27, 2026, by and among the Company, UROY CallCo ULC and UROY ExchangeCo Ltd. (the “Exchangeable Share Support Agreement” and together, with the Arrangement Agreement, the “Arrangement Documents”); and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	The Common Stock has been duly authorized and are validly issued, fully paid and non-assessable.
2.	The Exchanged Shares have been duly authorized, and, when issued by the Company upon exchange of the Exchangeable Shares in accordance with the terms of the Arrangement Documents, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201
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